Exhibit 4.20

EXECUTION COPY

SIXTH AMENDMENT

TO

RECEIVABLES PURCHASE AGREEMENT

           THIS SIXTH AMENDMENT, dated as of November 30, 2001 (this "Amendment"), to the Receivables Purchase Agreement dated as of May 14, 1999 (as in effect on the date hereof, the "Receivables Purchase Agreement"), among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (the "Seller"), AMERISOURCE CORPORATION, a Delaware corporation (the "Servicer" or "AmeriSource"), AMERISOURCE HEALTH CORPORATION, a Delaware corporation, DELAWARE FUNDING CORPORATION, a Delaware corporation (with its successors and assigns, the "Buyer") and JPMORGAN CHASE BANK (successor by merger to Morgan Guaranty Trust Company of New York), a banking corporation organized under the laws of the State of New York (with its successors and assigns, the "Administrative Agent") for the Owners (as defined in the Receivables Purchase Agreement), is by and among the parties listed above. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

RECITALS

           WHEREAS, the parties to the Receivables Purchase Agreement wish to make certain amendments to the Receivables Purchase Agreement as set forth herein.

           NOW THEREFORE, in consideration of the premises and mutual convenants contained herein, and for good and sufficient consideration, the parties hereto, intending to be legally bound, do hereby agree as follows:

           SECTION 1. Amendments to Section 1.01 of the Receivables Purchase Agreement.

                      (i) The following new defined terms are hereby inserted in appropriate alphabetical order in Section 1.01 of the Receivables Purchase Agreement:

"B/A Concentration Account" shall mean demand deposit account number 375 1877275 maintained by the B/A Concentration Account Bank pursuant to the B/A Concentration Account Agreement for the purposes of receiving wire or other transfers from Lockbox Accounts maintained with Bank of America (as a Permitted Lockbox Bank) and forwarding same to the Concentration Account or such other demand deposit account as the Administrative Agent and the Seller may agree upon from time to time.

"B/A Concentration Account Agreement" shall mean the instructions relating to the B/A Concentration Account which are contained in a Concentration Account Agreement, dated November 30, 2001, among the Seller, the Servicer, Bank of America and the Administrative Agent, as modified, supplemented, amended or replaced from time to time with the prior written consent of the Administrative Agent.

"B/A Concentration Account Bank" shall mean Bank of America as the Person who maintains the B/A Concentration Account pursuant to the B/A Concentration Account Agreement or such other bank or financial institution or entity as the Seller and the Administrative Agent may agree upon from time to time.

                      (ii) The defined terms "Collections" and "Concentration Account" appearing in Section 1.01 of the Receivables Purchase Agreement are hereby deleted and replaced with the following:

"Collections" shall mean, for any Receivable as of any date, (i) the sum of all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments, received by the Seller, the Servicer, the Applicable Subservicer or the Applicable Originator or in a Permitted Lockbox, the JBC Lockbox, the B/A Concentration Account or the Concentration Account in payment of, or applied to, any amount owed by an Obligor on account of such Receivable (including but not limited to all amounts received on account of any Defaulted Receivable) on or before such date, including, without limitation, all amounts received on account of such Receivable, if any, and all other fees and charges, (ii) cash Proceeds of Related Security with respect to such Receivable, and (iii) all amounts deemed to have been received by the Seller, the Servicer or the Applicable Subservicer as a Collection pursuant to Sections 2.08(c), 2.08(d) or 2.08(f).

"Concentration Account" shall mean the demand depository account identified on Exhibit J hereto maintained by the Permitted Concentration Account Bank pursuant to the Concentration Account Servicing Instructions for the purpose of receiving wire transfer payments made by Obligors, wire transfers from the B/A Concentration Account and in to which all other Collections deposited in Permitted Lockboxes (and related Lockbox Accounts) or the JBC Lockbox (and the JBC Lockbox Account) are transferred (whether directly or indirectly through the B/A Concentration Account) or such other demand depositary account as the Administrative Agent and Seller may agree upon from time to time.

"Purchase Documents" shall mean this Agreement, the Purchase Agreements, the Lockbox Servicing Instructions, the Concentration Account Servicing Instructions, the B/A Concentration Account Agreement, the Account Transfer Letters, and such other agreements, documents and instruments entered into and deliveredby the Seller, any Originator or the Servicer in connection with the transactions contemplated by this Agreement.

           SECTION 2. Amendment to Section 2.01 of the Receivables Purchase Agreement. Section 2.01 of the Receivables Purchase Agreement is hereby amended by deleting clause (iv) appearing therein and replacing of with the following:

           (iv) all monies from time of deposit in any Permitted Lockbox or related Lockbox Account, the B/A Concentration Account, the Concentration Account, the Excess Funding Account or the Collection Account.

           SECTION 3. Amendment to Section 3.03(g) of the Receivables Purchase Agreement. Section 3.O3(g) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

           (g) Either (i) undated duly executed lockbox transfer letters substantially in the form of Exhibit G-1 or G-2, (ii) an executed letter agreement substantially in the form of Exhibit G-3 or G-4 addressed to or from, as applicable, each Permitted Lockbox bank or Permitted Concentration Account Bank or (iii) in the case of the B/A Concentration Account, the duly executed B/A Concentration Account Agreement (each an "Account Transfer Letter" and, collectively, the "Account Transfer Letters").

           SECTION 4. Amendment to Section 4.09 of the Receivables Purchase Agreement. Section 4.09 of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

           4.09. Lockboxes; B/A Concentration Account; Concentration Account; Collection Account.

           (a) The Servicer hereby agrees: (i) to instruct all Obligors with respect to applicable Receivables to cause all Collections on account of such Receivables to be mailed to a Permitted Lockbox or wired directly to the Concentration Account; (ii) not to suffer or permit any material funds other than such Collections to be mailed to Permitted Lockboxes or deposited into related Lockbox Accounts, the B/A Concentration Account or the Concentration Account; (iii) to make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Receivables; (iv) to apply all such Collections as provided in this Agreement; (v) not to amend or modify any term of any Lockbox Servicing Instructions, the Concentration Account Servicing Instructions or the B/A Concentration Account Agreement without the prior written consent of the Administrative Agent to such amendment or modification; and (vi) not to amend or modify any term, with respect to the disposition of such Collections or any other amounts received by the Seller, the Servicer, any Permitted Lockbox Bank, the Permitted Concentration Account Bank or the B/A Concentration Account Bank, of this Agreement or any other agreement (other than Lockbox Servicing Instructions, the Concentration Account Servicing Instructions or the B/A Concentration Account Agreement) without the prior written consent of the Administrative Agent to such amendment or modification.

           (b) The Servicer further represents and warrants and covenants and agrees as follows: (i) each Lockbox Account shall be maintained with a Permitted Lockbox Bank, the Concentration Account will be maintained with a Permitted Concentration Account Bank and the B/A Concentration Account will be maintained with the B/A Concentration Account Bank; (ii) each Lockbox Account, the B/A Concentration Account and the Concentration Account shall be established in the name of the Seller as a segregated account; (iii) the funds deposited in each Lockbox Account, the B/A Concentration Account and the Concentration Account from time to time shall not be commingled with any other material funds of the Seller, the Servicer or any of their Affiliates; (iv) the location of each Permitted Lockbox and each related Lockbox Account, the B/A Concentration Account and the Concentration Account shall not be changed without 10 Business Days prior written notice to the Administrative Agent; (v) funds deposited in each Lockbox Account, the B/A Concentration Account and the Concentration Account shall be transferred to the Servicer not later than the next Business Day after such funds are deposited and available as collected funds in each such Lockbox Account, the B/A Concentration Account or the Concentration Account, as the case may be; (vi) each Lockbox Account, the B/A Concentration Account and the Concentration Account shall be insured by the Federal Deposit Insurance Corporation to the full extent permitted by Law; (vii) the Administrative Agent or the Collateral Agent shall have the right to obtain control over each Permitted Lockbox and related Lockbox Account, the B/A Concentration Account and the Concentration Account, or appoint a successor servicer, and, in either case, direct the Permitted Lockbox Bank, the B/A Concentration Account Bank or the Permitted Concentration Account Bank, as the case may be, not to transfer funds in such Lockbox Account, the B/A Concentration Account or the Concentration Account, as the case may be, to the Servicer, and direct the Permitted Lockbox Bank, the B/A Concentration Account Bank or Permitted Concentration Account Bank, as the case may be, to transfer the funds in such Lockbox Account, the B/A Concentration Account or the Concentration Account, as the case may be, to an account designated by the Administrative Agent or the Collateral Agent, as the case may be, if an event or circumstance arises which would constitute a Complete Servicing Transfer under this Agreement by, as applicable,

(A) dating and delivering the Account Transfer Letter with respect to such Permitted Lockbox, the B/A Concentration Account or the Concentration Account, as the case may be, and in such event the Seller and the Servicer hereby irrevocably authorize the Administrative Agent to date and deliver an Account Transfer Letter to each Permitted Lockbox Bank, the B/A Concentration Account Bank or to the Permitted Concentration Account Bank, as the case may be, or (B) instructing such Permitted Lockbox Bank, the B/A Concentration Account Bank or the Permitted Concentration Account Bank, as the case may be, to take such action as are necessary to effectuate control over each Permitted Lockbox and related Lockbox Account, the B/A Concentration Account and the Concentration Account and the funds on deposit therein as contemplated by this clause; (viii) each of the Seller and the Servicer represents that it has not given and agrees that it shall not give any instructions to any Permitted Lockbox Bank, the B/A Concentration Account Bank or the Permitted Concentration Account Bank inconsistent with the Account Transfer Letter or the instructions of the Administrative Agent or the Collateral Agent; and (ix) the Seller and the Servicer shall cooperate fully with the Administrative Agent in effecting any such transfer of control. The Servicer shall not enter into any Lockbox Servicing Instructions, Concentration Account Servicing Agreement, B/A Concentration Account Agreement or other lockbox or concentration account servicing agreement, which does not contain the foregoing provisions and terms, unless such deviation is consented to by the Administrative Agent.

           (c) Anything to the contrary herein notwithstanding, if a Termination Event specified in Section 7.01 hereof shall occur and be continuing (other than due to a Termination Event described in Section 7.01(h) and Section 7.01(m) hereof), then (i) the Administrative Agent may direct the Servicer to establish and maintain, and upon such direction the Servicer shall cause to be established and maintained in the name of the Administration Agent, a non-interest bearing segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Owners, at a Qualified Institution and (ii) the Servicer shall deposit all Collections in respect of the Receivables within two days of receipt thereof into the Collection Account. The Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out or causing to be carried out its duties hereunder.

           (d) If the Administrative Agent has taken control of a Permitted Lockbox and the related Lockbox Account, the B/A Concentration Account and/or the Concentration Account pursuant to the terms of this Agreement, the Administrative Agent agrees that it shall take such actions as are requested by the Seller (and at the expense of the Seller) to return control of such accounts to the Seller after all Aggregate Unpaids owed to the Administrative Agent (for the benefit of the Owners) have been repaid in full and this Agreement shall have terminated in accordance with Section 9.07.

           SECTION 5. Amendment to Section 4.12(b) of the Receivables Purchase Agreement. Clause (ii)(x) of Section 4.12(b) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

           (ii) if such successor Servicer is not an Affiliate of such Person

           (x) such successor Servicer shall agree to establish one or more Permitted Lockboxes and related Lockbox Accounts with Permitted Lockbox Banks, a Concentration Account with a Permitted Concentration Account and a B/A Concentration Account with the B/A Concentration Account Bank and comply with the other requirements of Section 4.09(b) hereof.

           SECTION 6. Amendment to Section 5.02(g) of the Receivables Purchase Agreement. Section 5.02(g) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

           (g) Permitted Concentration Account Bank and Concentration Account; B/A Concentration Account. (i) The name and address of the Permitted Concentration Account Bank, together with the number of the Concentration Account at such Permitted Concentration Account Bank is specified in Exhibit J (or such other Permitted Concentration Account Bank and Concentration Account that have been changed or established in accordance with Section 4.09 and the definition of "Permitted Concentration Account Bank," and "Concentration Account," as appropriate).

           (ii) The name and address of the B/A Concentration Account Bank, together with the number of the B/A Concentration Account at the B/A Concentration Account Bank is specified in the B/A Concentration Account Agreement (or such other B/A Concentration Account Bank or B/A Concentration Account that has been changed or established in accordance with Section 4.09 and the definitions of "B/A Concentration Account Bank" and "B/A Concentration Account," as appropriate).

           SECTION 7. Amendment to Section 6.02(b) of the Receivables Purchase Agreement. Section 6.02(b) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

           (b) No Liens. Cause any of the Receivables or related Contracts, or any inventory or goods the sale of which may give rise to a Receivable, or any Permitted Lockbox, Lockbox Account, the B/A Concentration Account or the Concentration Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Purchased Interest therein to the Administrative Agent, for the benefit of the Owners, and the Liens created in connection with the transactions contemplated by this Agreement.

           SECTION 8. Amendment to Section 6.04(b) of the Receivables Purchase Agreement. Section 6.04(b) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

           (b) No Liens. Cause any of the applicable Receivables or related Contracts, or any inventory or goods the sale of which may give rise to a Receivable or any Permitted Lockbox, Lockbox Account, the B/A Concentration Account or the Concentration Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than (i) the sale and assignment of the Purchased Interest to the Administrative Agent, for the benefit of the Owners, (ii) the Liens created in connection with the transactions contemplated by this Agreement or (iii) Liens in respect of a Receivable which has been deemed collected pursuant to Section 2.08(c) or repurchased pursuant to Section 2.08(d), Section 2.12 or Section 2.17 and for which payment has been received.

           SECTION 9. Amendment to Section 7.01(h) of the Receivables Purchase Agreement. Section 7.01 (h) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

           (h) (i) a Permitted Lockbox Bank, the B/A Concentration Account or the Permitted Concentration Account Bank shall default or fail in the performance or observance of any agreement or duty applicable to it in respect of the Permitted Lockbox, the Lockbox Servicing Instructions, the B/A Concentration Account, the B/A Concentration Account Agreement, the Concentration Account or the Concentration Account Servicing Instructions, as the case may be, and (A) the servicer has not notified the Administrative Agent, within two Business Days after becoming aware of such default or failure, of the action it intends to take to cure such default or failure or (B) if so requested by the Administrative Agent or the Majority Owners, the Seller has not established, within 15 Business Days of such default or failure, another Permitted Lockbox with a Permitted Lockbox Bank, another B/A Concentration Account with a B/A Concentration Account Bank or another Concentration Account with a Permitted Concentration Account Bank, as the case may be, or (ii) the Seller or the Servicer shall default or fail in the performance or observance of any covenant, agreement or duty set forth in Section 4.09 hereof which is within the control of the Seller or the Servicer, as the case may be, and such default or failure shall continue for two Business Days after notice thereof; or

           SECTION 10. Receivables Purchase Agreement in Full Force and Effect, as Amended. Except as specifically stated herein, all of the terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect. All references to the Receivables Purchase Agreement in any Purchase Document or any other document or instrument shall be deemed to mean the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Receivables Purchase Agreement, as amended by this Amendment, as though the terms and obligations of the Receivables Purchase Agreement were set forth herein.

           SECTION 11. Effectiveness. This Amendment shall become effective as of the date hereof, upon receipt by:

           (i) the Administrative Agent of an executed counterpart of this Amendment from each party hereto;

           (ii) the Administrative Agent of a fully executed B/A Concentration Account Agreement; and

           (iii) the Administrative Agent (or by counsel for the Administrative Agent) of payment in full of all legal fees and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment.

           SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts (including by way of facsimile transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

           SECTION 13. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

                      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above set forth.

DELAWARE FUNDING CORPORATION

By: JPMorgan Chase Bank, as attorney-in-fact for
Delaware Funding Corporation

By _______________________________________________
      Name:
 Title:

JPMORGAN CHASE BANK, as Administrative
Agent

By _______________________________________________
      Name:
      Title:

AMERISOURCE RECEIVABLES FINANCIAL
CORPORATION

By _______________________________________________
      Name:
      Title:

AMERISOURCE CORPORATION

By _______________________________________________
      Name:
      Title:

AMERISOURCE HEALTH CORPORATION

By _______________________________________________
      Name:
      Title:

[Signature Page to Sixth Amendment to AmeriSource Receivables

Purchase Agreement]